AMC NETWORKS INC. REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
New York, NY – February 11, 2026: AMC Networks Inc. ("AMC Networks" or the "Company") (NASDAQ: AMCX) today reported financial results for the fourth quarter and full year ended December 31, 2025.
AMC Networks Chief Executive Officer Kristin Dolan said: "AMC Networks had a successful 2025. Streaming is now the largest single source of revenue in our domestic segment, a significant milestone and inflection point in the ongoing transformation of our business. We delivered free cash flow(1) well ahead of our previously increased forecast and once again achieved our financial guidance for the year. We look forward to continuing to take advantage of our independence and unique strengths as we drive the company forward during a time of change in our industry."
Operational Highlights:
•Completed significant affiliate renewal activity in 2025, representing more than a third of our subscriber footprint in the US and Canada, including long-term agreements with DirecTV, National Content & Technology Cooperative (NCTC), Philo, and EastLink in Canada, among others.
◦More than 1.1 million Spectrum TV customers have activated ad-supported AMC+ on Charter since launch.
•Advanced targeted streaming business across multiple fronts: launched new unscripted service All Reality and relaunched Sundance Now with 1,000+ hours of the best in indie film.
•Diversified original programming slate for 2026 includes: new darkly comedic Silicon Valley drama The Audacity; new seasons of Dark Winds, The Vampire Lestat, The Walking Dead: Daryl Dixon and The Terror; sports docuseries Rise of the 49ers; weekly live programming from TNA Wrestling; and much more.
•Acquired remaining 17% of RLJ Entertainment in the fourth quarter; important RLJE assets include Acorn TV, ALLBLK, RLJE Films and a substantial investment in Agatha Christie Limited.
Fourth Quarter Financial Highlights:
•Net cash provided by operating activities of $49 million; Free Cash Flow of $40 million.
•Operating loss of $51 million; Adjusted Operating Income(1) of $104 million, with a margin of 17%.
•Net revenues of $595 million decreased 1% from the prior year. Foreign currency translation represented a beneficial impact of approximately 1% to our fourth quarter growth rate.
◦Domestic Operations segment subscription revenues were flat.
◦Streaming revenue growth of 14%; now represents largest revenue component for Domestic Operations segment.
•Diluted EPS of $(1.26); Adjusted EPS(1) of $0.64.
Full Year Financial Highlights:
•Net cash provided by operating activities of $306 million; Free Cash Flow of $272 million.
•Operating income of $133 million; Adjusted Operating Income of $412 million, with a margin of 18%.
•Net revenues of $2.3 billion decreased 5% from the prior year. Foreign currency translation represented a beneficial impact of approximately 50 basis points to our full year growth rate.
◦Domestic Operations segment subscription revenues declined less than 1%.
◦Streaming revenue growth of 12%; now represents largest revenue component for Domestic Operations segment.
•Diluted EPS of $1.66; Adjusted EPS of $2.03.
Consolidated Results:

(dollars in thousands, except per share amounts)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Change	2025	2024	Change
Net Revenues	$594,803	$599,305	(0.8)%	$2,311,801	$2,421,314	(4.5)%
Operating Income (Loss)	$(50,862)	$(254,219)	80.0%	$133,322	$(39,600)	n/m
Adjusted Operating Income	$103,557	$129,166	(19.8)%	$411,874	$562,573	(26.8)%

Diluted Earnings (Loss) Per Share	$(1.26)	$(6.38)	80.3%	$1.66	$(5.10)	n/m
Adjusted Earnings Per Share	$0.64	$0.64	—%	$2.03	$3.86	(47.4)%

Net cash provided by operating activities	$49,246	$58,108	(15.3)%	$305,670	$375,615	(18.6)%
Free Cash Flow	$40,445	$37,585	7.6%	$272,367	$330,840	(17.7)%
n/m - Absolute percentages greater than 100% and comparisons between positive and negative values or zero values are considered not meaningful.
(1) See page 5 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Segment Results – Domestic Operations:

(dollars in thousands)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Change	2025	2024	Change
Revenues, net:
Subscription	$314,848	$313,991	0.3%	$1,264,823	$1,275,127	(0.8)%
Advertising	124,858	139,108	(10.2)%	476,745	561,301	(15.1)%
Content licensing and other	75,381	67,130	12.3%	272,402	276,561	(1.5)%
Total revenues, net	$515,087	$520,229	(1.0)%	$2,013,970	$2,112,989	(4.7)%

Total Adjusted Operating Income	$127,677	$151,723	(15.8)%	$490,163	$619,579	(20.9)%

Fourth Quarter Results:
•Domestic Operations segment revenues decreased 1% from the prior year to $515 million.
◦Subscription revenues of $315 million were consistent with the prior year period as growth in streaming revenues offset a decline in affiliate revenues.
•Streaming revenues increased 14% to $177 million primarily due to the impact of price increases across our services.
◦Streaming subscribers of 10.4 million at December 31, 2025 were consistent with streaming subscribers of 10.4 million at December 31, 2024 and September 30, 2025.
•Affiliate revenues declined 13% to $138 million primarily due to basic subscriber declines.
◦Advertising revenues decreased 10% to $125 million due to linear ratings declines and lower marketplace pricing.
◦Content licensing revenues increased 12% to $75 million due to the availability of deliveries in the period.
•Domestic Operations segment Adjusted Operating Income decreased 16% to $128 million, with a margin of 25%.

Full Year Results:
•Domestic Operations segment revenues decreased 5% from the prior year to $2.0 billion.
◦Subscription revenues decreased less than 1% to $1.3 billion due to a decline in affiliate revenues, mostly offset by streaming revenue growth.
•Streaming revenues increased 12% to $677 million primarily due to the impact of price increases across our services.
•Affiliate revenues declined 13% to $588 million primarily due to basic subscriber declines.
◦Advertising revenues decreased 15% to $477 million due to linear ratings declines and lower marketplace pricing.
◦Content licensing revenues decreased 2% to $272 million due to the availability of deliveries in the period.
•Domestic Operations segment Adjusted Operating Income decreased 21% to $490 million, with a margin of 24%.

Segment Results – International:

(dollars in thousands)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Change	2025	2024	Change
Revenues, net:
Subscription	$48,559	$47,961	1.2%	$188,417	$196,924	(4.3)%
Advertising	29,541	33,832	(12.7)%	104,050	115,333	(9.8)%
Content licensing and other	3,240	3,829	(15.4)%	11,498	12,771	(10.0)%
Total revenues, net	$81,340	$85,622	(5.0)%	$303,965	$325,028	(6.5)%

Total Adjusted Operating Income	$6,669	$8,698	(23.3)%	$43,180	$64,905	(33.5)%

Fourth Quarter Results:
•International segment revenues decreased 5% from the prior year period to $81 million. Prior year period advertising revenues included $7 million of revenues related to a retroactive adjustment reported by a third party. Excluding the retroactive adjustment in the prior year period and the favorable impact of foreign currency translation in the current year period, International revenues decreased 4%.
◦Subscription revenues increased 1% to $49 million primarily due to the favorable impact of foreign currency translation, partially offset by the non-renewal of a distribution agreement in Spain in the fourth quarter of 2024. Excluding the favorable impact of foreign currency translation, subscription revenues decreased 6%.
◦Advertising revenues decreased 13% to $30 million primarily due to retroactive adjustments in the prior year period, partially offset by strong advertising performance in the UK and Ireland and the favorable impact of foreign currency translation. Excluding the retroactive adjustment in the prior year period and the favorable impact of foreign currency translation in the current year period, advertising revenues increased 4%.
•International segment Adjusted Operating Income decreased 23% to $7 million. Excluding the retroactive adjustment in the prior year period, segment Adjusted Operating Income increased to $7 million from $1 million in the prior year period.

Full Year Results:
•International segment revenues decreased 6% from the prior year to $304 million. Prior year advertising revenues included $21 million of revenues related to retroactive adjustments reported by a third party. Excluding the retroactive adjustments in the prior year and the favorable impact of foreign currency translation in the current year, International revenues decreased 4%.
◦Subscription revenues decreased 4% to $188 million primarily due to the non-renewal of a distribution agreement in Spain in the fourth quarter of 2024, partially offset by the favorable impact of foreign currency translation. Excluding the favorable impact of foreign currency translation, subscription revenues decreased 8%.
◦Advertising revenues decreased 10% to $104 million due to retroactive adjustments in the prior year, partially offset by strong advertising performance in the UK and Ireland and the favorable impact of foreign currency translation. Excluding the retroactive adjustments in the prior year and the favorable impact of foreign currency translation in the current year, advertising revenues increased 6%.
•International segment Adjusted Operating Income decreased 33% to $43 million. Excluding the retroactive adjustment in the prior year and the favorable impact of foreign currency translation in the current year, segment Adjusted Operating Income decreased 8%.

Other Matters

RLJ Entertainment Transaction
On November 26, 2025, the Company acquired the remaining 17% of RLJ Entertainment that it had not previously owned for $75 million in cash.
The carrying amount of the related noncontrolling interest was reduced to zero, reflecting the Company's 100% ownership of RLJ Entertainment. The Company will continue to consolidate RLJ Entertainment.

Impairment and Other Charges
Impairment and other charges of $98 million for the year ended December 31, 2025 consisted of a $93 million goodwill impairment charge for AMC Networks International and a $4 million impairment charge for indefinite-lived intangible assets related to SundanceTV trademarks.

Restructuring and Other Related Charges
Restructuring and other related charges were $27 million for the year ended December 31, 2025, of which $17 million was related to our restructuring plan in our International segment designed to achieve cost reductions and streamline operations including channel re-branding and a reduction of workforce in Southern Europe, the wind-down of a UK joint venture, and a voluntary buyout program for employees in Argentina. An additional $12 million was related to our voluntary buyout program for U.S. employees, which is expected to result in modifications to the organizational structure of the Company and reduced employee costs.

Stock Repurchase Program & Outstanding Shares
The Company repurchased 854,692 shares of its Class A Common Stock for $7.5 million in the fourth quarter. As of December 31, 2025, the Company had $117 million of authorization remaining for repurchase under its Stock Repurchase Program.
As of February 4, 2026, the Company had 31,229,673 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.
Please see the Company’s Form 10-K for the year ended December 31, 2025, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures

Internally, the Company uses Adjusted Operating Income (Loss) and Free Cash Flow measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators.

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit, depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. From time to time, the Company may exclude the impact of certain events, gains, losses, or other charges (such as significant legal settlements) from Adjusted Operating Income (Loss) that affect the Company's operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts, and peers to compare performance in the industry.

Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see page 11 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, all of which are reported in the Company's Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 11 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and the impact associated with the modification of debt arrangements, including gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items and other one-time tax charges/benefits. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see pages 12-13 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and full year 2025 results. To listen to the call, please visit investors.amcnetworks.com.

About AMC Networks Inc.

AMC Networks (Nasdaq: AMCX) is home to many of the greatest stories and characters in TV and film and the premier destination for passionate and engaged fan communities around the world. The Company creates and curates celebrated series and films across distinct brands and makes them available to audiences everywhere. Its portfolio includes targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK, HIDIVE and All Reality; cable networks AMC, BBC AMERICA (which includes U.S. distribution and sales responsibilities for BBC News), IFC, SundanceTV and We TV; and film distribution labels Independent Film Company and RLJE Films. The Company also operates AMC Studios, its in-house studio, production and distribution operation behind acclaimed and fan-favorite original franchises including The Walking Dead Universe and the Anne Rice Immortal Universe; and AMC Networks International, its international programming business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert	Georgia Juvelis
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues, net	$594,803	$599,305	$2,311,801	$2,421,314
Operating expenses:
Technical and operating (excluding depreciation and amortization)	299,096	292,544	1,141,393	1,132,593
Selling, general and administrative	209,371	192,650	818,341	781,329
Depreciation and amortization	25,675	22,599	94,425	98,015
Impairment and other charges	97,784	302,694	97,784	399,513
Restructuring and other related charges	13,739	43,037	26,536	49,464
Total operating expenses	645,665	853,524	2,178,479	2,460,914
Operating income (loss)	(50,862)	(254,219)	133,322	(39,600)
Other income (expense):
Interest expense	(41,927)	(45,006)	(172,353)	(166,186)
Interest income	5,013	9,323	27,746	36,803
Gain (loss) on extinguishment of debt, net	(1,261)	—	129,800	(105)
Miscellaneous, net	8,303	(10,562)	29,483	(5,409)
Total other income (expense)	(29,872)	(46,245)	14,676	(134,897)
Income (loss) from operations before income taxes	(80,734)	(300,464)	147,998	(174,497)
Income tax (expense) benefit	27,566	10,943	(46,226)	(43,490)
Net income (loss) including noncontrolling interests	(53,168)	(289,521)	101,772	(217,987)
Net (income) loss attributable to noncontrolling interests	(2,299)	5,024	(12,372)	(8,559)
Net income (loss) attributable to AMC Networks’ stockholders	$(55,467)	$(284,497)	$89,400	$(226,546)

Net income (loss) per share attributable to AMC Networks’ stockholders:
Basic	$(1.26)	$(6.38)	$2.01	$(5.10)
Diluted	$(1.26)	$(6.38)	$1.66	$(5.10)

Weighted average common shares:
Basic	43,870	44,609	44,420	44,438
Diluted	43,870	44,609	56,590	44,438

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	2025	2024
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$101,772	$(217,987)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	94,425	98,015
Non-cash impairment and other charges	97,784	399,513
Share-based compensation expenses related to equity classified awards	25,330	26,051
Non-cash restructuring and other related charges	4,834	44,217
Amortization and write-offs of program rights	846,800	889,394
Amortization of deferred carriage fees	21,155	26,748
Unrealized foreign currency transaction (gain) loss	(10,761)	4,595
Amortization of deferred financing costs and discounts on indebtedness	7,208	7,335
(Gain) loss on extinguishment of debt	(129,800)	105
Deferred income taxes	(17,278)	(63,063)
Other, net	(11,276)	(3,685)
Changes in assets and liabilities:
Accounts receivable, trade (including amounts due from related parties, net)	51,376	30,886
Prepaid expenses and other assets	35,215	215,028
Program rights and obligations, net	(815,229)	(932,269)
Deferred revenue	1,742	(3,963)
Deferred carriage fees, net	(17,723)	(22,828)
Accounts payable, accrued liabilities and other liabilities	20,096	(122,477)
Net cash provided by operating activities	305,670	375,615
Cash flows from investing activities:
Capital expenditures	(33,303)	(44,775)
Other, net	(908)	4,399
Net cash used in investing activities	(34,211)	(40,376)
Cash flows from financing activities:
Proceeds from the issuance of 10.50% Senior Secured Notes due 2032, net	394,500	—
Proceeds from the issuance of 10.25% Senior Secured Notes due 2029, net	—	862,969
Proceeds from the issuance of 4.25% Convertible Senior Notes due 2029, net	—	139,437
Tender, redemption, and repurchase of 4.75% Senior Notes due 2025	—	(774,729)
Tender and repurchase of 4.25% Senior Notes due 2029	(569,078)	(10,129)
Principal payments on Term Loan A Facility	(282,830)	(241,875)
Payments for financing costs	(3,926)	(10,628)
Deemed repurchases of restricted stock units	(4,044)	(4,626)
Purchase of treasury stock	(17,969)	—
Principal payments on finance lease obligations	(4,670)	(4,650)
Purchase of noncontrolling interests	(75,000)	(42,000)
Distributions to noncontrolling interests	(7,271)	(23,992)
Net cash used in financing activities	(570,288)	(110,223)
Net (decrease) increase in cash and cash equivalents from operations	(298,829)	225,016
Effect of exchange rate changes on cash and cash equivalents	16,559	(10,943)
Cash and cash equivalents at beginning of year	784,649	570,576
Cash and cash equivalents at end of year	$502,379	$784,649

AMC NETWORKS INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$502,379	$784,649
Accounts receivable, trade (less allowance for doubtful accounts of $11,523 and $9,468)	575,263	623,898
Prepaid expenses and other current assets	202,967	262,257
Total current assets	1,280,609	1,670,804
Property and equipment, net of accumulated depreciation of $409,991 and $458,396	115,978	143,036
Program rights, net	1,763,084	1,713,952
Intangible assets, net	184,803	216,478
Goodwill	166,809	246,304
Deferred tax assets, net	17,781	13,183
Operating lease right-of-use assets	72,545	58,390
Other assets	335,272	300,074
Total assets	$3,936,881	$4,362,221
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$94,742	$88,570
Accrued liabilities	323,029	290,718
Current portion of program rights obligations	258,252	221,603
Deferred revenue	63,651	61,838
Current portion of long-term debt	11,068	7,500
Current portion of lease obligations	17,643	32,439
Total current liabilities	768,385	702,668
Program rights obligations	181,773	144,476
Long-term debt, net	1,741,225	2,328,719
Lease obligations	82,263	64,581
Deferred tax liabilities, net	108,164	121,302
Other liabilities	41,322	60,334
Total liabilities	2,923,132	3,422,080
Commitments and contingencies
Redeemable noncontrolling interests	—	55,881
Stockholders' equity:
Class A Common Stock, $0.01 par value, 360,000 shares authorized: 66,730 and 66,730 shares issued and 31,215 and 32,636 shares outstanding, respectively	667	667
Class B Common Stock, $0.01 par value, 90,000 shares authorized: 11,484 shares issued and outstanding	115	115
Preferred stock, $0.01 par value, 45,000 shares authorized: none issued	—	—
Paid-in capital	429,902	437,860
Accumulated earnings	2,176,124	2,092,229
Treasury stock, at cost (35,516 and 34,094 shares Class A Common Stock, respectively)	(1,406,027)	(1,408,307)
Accumulated other comprehensive loss	(218,910)	(266,969)
Total AMC Networks stockholders' equity	981,871	855,595
Non-redeemable noncontrolling interests	31,878	28,665
Total stockholders' equity	1,013,749	884,260
Total liabilities and stockholders' equity	$3,936,881	$4,362,221

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands)
(unaudited)

Capitalization	December 31, 2025
Cash and cash equivalents	$502,379

Credit facility debt (a)	$82,795

10.25% Senior Secured Notes due January 2029	875,000
4.25% Senior Notes due February 2029	276,706
4.25% Convertible Senior Notes due February 2029 (b)	143,750
10.50% Senior Secured Notes due July 2032	400,000
Senior notes (c)	1,695,456
Total debt	$1,778,251

Net debt	$1,275,872

Finance leases	15,810
Net debt and finance leases	$1,291,682

	Twelve Months Ended December 31, 2025
Operating Income - (GAAP)	$133,322
Share-based compensation expense	25,330
Depreciation and amortization	94,425
Restructuring and other related charges	26,536
Impairment and other charges	97,784
Cloud computing amortization	10,733
Majority owned equity investees AOI	23,744
Adjusted Operating Income - (Non-GAAP)	$411,874

Leverage ratio (d)	3.1	x

(a)Represents the aggregate principal amount of the debt under the Term Loan A Facility. The Company also has an undrawn $175.0 million revolving credit facility, which is available to be drawn for general corporate purposes of the Company.
(b)Subject to the terms of the indenture for the Convertible Notes, the Convertible Notes may be converted at an initial conversion rate of 78.5083 shares of Class A Common Stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $12.74 per share of Class A Common Stock).
(c)Represents the aggregate principal amount of the debt.
(d)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended December 31, 2025. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned. AMC Networks was in compliance with all of its financial covenants under the Company's credit facility as of December 31, 2025. As of December 31, 2025, as determined for purposes of the Company’s credit facility, the Net Leverage Ratio was approximately 4.41:1.00 and the Interest Coverage Ratio was approximately 2.01:1.00.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(in thousands)
(unaudited)

Adjusted Operating Income	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Operating income (loss)	$(50,862)	$(254,219)	$133,322	$(39,600)
Share-based compensation expenses	5,503	5,743	25,330	26,051
Depreciation and amortization	25,675	22,599	94,425	98,015
Restructuring and other related charges	13,739	43,037	26,536	49,464
Impairment and other charges	97,784	302,694	97,784	399,513
Cloud computing amortization	2,390	3,349	10,733	13,452
Majority owned equity investees AOI	9,328	5,963	23,744	15,678
Adjusted operating income	$103,557	$129,166	$411,874	$562,573

Free Cash Flow (1)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$49,246	$58,108	$305,670	$375,615
Less: capital expenditures	(8,801)	(20,523)	(33,303)	(44,775)
Free Cash Flow	$40,445	$37,585	$272,367	$330,840

Supplemental Cash Flow Information	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Restructuring initiatives (2)	$(1,955)	$(2,944)	$(13,039)	$(13,295)
Distributions to noncontrolling interests (3)	—	(5,992)	(7,271)	(23,992)

(1) Free Cash Flow includes the impact of certain cash receipts or payments (such as restructuring initiatives, significant legal settlements, and programming write-offs) that affect period-to-period comparability.
(2) Restructuring initiatives includes cash payments of $12.2 million for severance and employee-related costs and $0.8 million for content impairments and other exit costs for the twelve months ended December 31, 2025. Restructuring initiatives primarily include cash payments of $1.9 million for severance and employee-related costs for the three months ended December 31, 2025. Restructuring initiatives includes cash payments of $0.4 million and $8.1 million for severance and employee-related costs, for the three and twelve months ended December 31, 2024, respectively, and $2.6 million and $5.2 million for content impairments and other exit costs for the three and twelve months ended December 31, 2024, respectively.
(3) For the twelve months ended December 31, 2025, distributions to noncontrolling interests included a cash distribution of $7.3 million primarily related to the one-time retroactive revenue adjustment payments received in the U.K. that were recognized in the second and fourth quarters of 2024.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(unaudited)

Adjusted Earnings Per Share
	Three Months Ended December 31, 2025
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$(80,734)	$27,566	$(2,299)	$(55,467)	$(1.26)
Adjustments:
Amortization of acquisition-related intangible assets	7,588	(1,724)	(359)	5,505	0.13
Restructuring and other related charges	13,739	(1,874)	(383)	11,482	0.26
Impairment and other charges	97,784	(420)	—	97,364	2.22
(Gain) loss on extinguishment of debt, net	1,261	(300)	—	961	0.02
Purchase of RLJ Entertainment noncontrolling interest	—	(17,837)	—	(17,837)	(0.41)
Tax reform (1)	—	(6,716)	—	(6,716)	(0.15)
Dilutive income and share basis difference - GAAP vs. Adjusted (2)	1,527	(382)	—	1,145	(0.17)
Adjusted Results (Non-GAAP)	$41,165	$(1,687)	$(3,041)	$36,437	$0.64
(1) Represents a timing adjustment between current and deferred tax expense as a result of tax reform. This offsets the adjustment in the third quarter of 2025, therefore there is no impact on a full year basis.
(2) For the reconciliation of Adjusted EPS to GAAP EPS, the item “Dilutive income and share basis difference - GAAP vs. Adjusted” represents the impact of the adjustments from a net loss to net income position, which required an adjustment for the interest expense associated with the convertible debt and a change in the dilutive shares outstanding to reflect additional dilutive shares associated with restricted stock units and convertible debt that were considered anti-dilutive on a GAAP basis.

	Three Months Ended December 31, 2024
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$(300,464)	$10,943	$5,024	$(284,497)	$(6.38)
Adjustments:
Amortization of acquisition-related intangible assets	7,830	(1,566)	(359)	5,905	0.13
Restructuring and other related charges	43,037	(9,736)	—	33,301	0.75
Impairment and other charges	302,694	(11,830)	(10,633)	280,231	6.28
(Gain) loss on extinguishment of debt, net	—	—	—	—	—
Dilutive income and share basis difference - GAAP vs. Adjusted (1)	1,527	(349)	—	1,178	(0.14)
Adjusted Results (Non-GAAP)	$54,624	$(12,538)	$(5,968)	$36,118	$0.64
(1) For the reconciliation of Adjusted EPS to GAAP EPS, the item “Dilutive income and share basis difference - GAAP vs. Adjusted” represents the impact of the adjustments from a net loss to net income position, which required an adjustment for the interest expense associated with the convertible debt and a change in the dilutive shares outstanding to reflect additional dilutive shares associated with restricted stock units and convertible debt that were considered anti-dilutive on a GAAP basis.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(unaudited)

Adjusted Earnings Per Share
	Twelve Months Ended December 31, 2025
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP) (1)	$154,107	$(47,753)	$(12,372)	$93,982	$1.66
Adjustments:
Amortization of acquisition-related intangible assets	30,960	(7,147)	(1,435)	22,378	0.40
Restructuring and other related charges	26,536	(3,827)	(1,742)	20,967	0.37
Impairment and other charges	97,784	(420)	—	97,364	1.72
(Gain) loss on extinguishment of debt, net	(129,800)	28,061	—	(101,739)	(1.80)
Purchase of RLJ Entertainment noncontrolling interest	—	(17,837)	—	(17,837)	(0.32)
Adjusted Results (Non-GAAP)	$179,587	$(48,923)	$(15,549)	$115,115	$2.03
(1) Includes the required adjustment for interest expense associated with the convertible debt.

	Twelve Months Ended December 31, 2024
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$(174,497)	$(43,490)	$(8,559)	$(226,546)	$(5.10)
Adjustments:
Amortization of acquisition-related intangible assets	33,911	(7,544)	(2,642)	23,725	0.53
Restructuring and other related charges	49,464	(11,380)	—	38,084	0.86
Impairment and other charges	399,513	(15,631)	(25,249)	358,633	8.07
(Gain) loss on extinguishment of debt, net	105	(27)	—	78	—
Dilutive income and share basis difference - GAAP vs. Adjusted(1)	3,207	(769)	—	2,438	(0.50)
Adjusted Results (Non-GAAP)	$311,703	$(78,841)	$(36,450)	$196,412	$3.86
(1) For the reconciliation of Adjusted EPS to GAAP EPS, the item “Dilutive income and share basis difference - GAAP vs. Adjusted” represents the impact of the adjustments from a net loss to net income position, which required an adjustment for the interest expense associated with the convertible debt and a change in the dilutive shares outstanding to reflect additional dilutive shares associated with restricted stock units and convertible debt that were considered anti-dilutive on a GAAP basis.